Exhibit 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

GUARANTY AGREEMENT (the “Guaranty”), dated as of October 27, 2025, by FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Guarantor”), in favor of the Administrative Agent, for the benefit of the Secured Parties (as each term is defined in the Loan and Servicing Agreement referred to below) (together with the Guarantor, the “Parties” and each, a “Party”).

The Borrower (as hereinafter defined) is indebted to the Secured Parties pursuant to the Amended and Restated Loan and Servicing Agreement, dated as of April 27, 2022 (as amended to date, and as may be further amended, restated, supplemented, replaced or otherwise modified, the “Loan and Servicing Agreement”), among FS CREIT Finance MM-1 LLC (“FS MM-1”) as borrower (in such capacity, the “Borrower”), FS CREIT Finance Holdings LLC (“Holdings”), Massachusetts Mutual Life Insurance Company and each of the other lenders from time to time party thereto, as Lenders, Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), Computershare Trust Company, N.A., as the Collateral Custodian, Barings Finance LLC, as the Facility Servicer, and FS MM-1, as Portfolio Asset Servicer. It is a condition under the Loan and Servicing Agreement that the Guarantor has executed and delivered this Guaranty. The Guarantor, which Controls both the Borrower and Holdings, will obtain substantial direct and indirect benefits from the extensions of credit made by the Lenders under the Loan and Servicing Agreement.

Accordingly, the Parties agree as follows:

SECTION 1.         INTERPRETATION:

Capitalized terms used in this Guaranty and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement. As used in this Guaranty, the plural includes the singular and the singular includes the plural. All pronouns and any variations thereof refer to masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require. As used in this Guaranty, “include,” “includes” and “including” have the inclusive meaning of “including without limitation.” Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Guaranty.

SECTION 2.     GUARANTY:

2.1            Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to the Secured Parties the payment of the Guaranteed Obligations as and when such Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise. “Guaranteed Obligations” means the full amount of the Obligations then due and payable, and whether for principal, interest, reimbursement obligations, costs, fees, expenses or otherwise, and interest accruing thereon following the commencement of any bankruptcy, insolvency, reorganization, receivership or similar proceeding under any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (each, an “Insolvency Proceeding”) by or against a Loan Party at the applicable rate specified for the advances in the Loan and Servicing Agreement, whether or not such interest is allowed as a claim in such Insolvency Proceeding (including, for all avoidance of doubt all reasonable and invoiced out-of-pocket losses, fees, costs and expenses (including, reasonable attorneys’ fees and disbursements and court costs), incurred by the Secured Parties in connection with (i) the enforcement or potential enforcement of their respective rights under this Guaranty or any other Transaction Document and the other documents required to be delivered hereunder or thereunder or in connection herewith or therewith, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect thereof, (ii) taking any action with respect to any collateral securing the Obligations or the Guarantor’s obligations hereunder and (iii) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Secured Parties’ rights or remedies under this Guaranty or Applicable Law, together with interest on such losses, fees, costs and expenses from the date of demand under this Guaranty until paid in full at the applicable rate specified for the advances in the Loan and Servicing Agreement; provided that notwithstanding the foregoing, on any date of determination the maximum amount payable hereunder by the Guarantor shall equal 25% of the full amount of the Advances Outstanding attributable to REO Assets as of the date that the Administrative Agent or any other Secured Party first exercises remedies or otherwise makes a claim under this Guaranty (the “Guaranteed Obligations Maximum Amount”).

2.2            Nature of Guarantee. The guarantee hereunder is a guarantee of payment and not of collection. The Guarantor expressly waives any requirement that the Secured Parties exhaust any right, remedy or power to proceed against the Loan Parties under the Transaction Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The guarantee hereunder is a continuing guarantee and applies to all Guaranteed Obligations whenever arising. The guarantee hereunder is absolute and unconditional, irrespective of the value, genuineness or enforceability of the obligations of the Loan Parties under the Loan and Servicing Agreement or any other agreement, instrument or other document executed or delivered in connection therewith, any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations or to the fullest extent permitted by Applicable Law, any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

2.3            Guarantee Irrevocable. The Guarantor may not revoke this Guaranty and this Guaranty continues to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

2.4            [Reserved].

2.5            Reinstatement of Guaranteed Obligations. If at any time payment of the Guaranteed Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made, then this Guaranty is reinstated and the Guaranteed Obligations, up to the Guaranteed Obligations Maximum Amount, are deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 3.        WAIVERS:

3.1            Guarantee Absolute. Without limiting the generality of any other provision of this Guaranty, the Guarantor’s obligations hereunder are not released, diminished, impaired, reduced or adversely affected by any of the following:

(A)	the unenforceability of all or any part of the Guaranteed Obligations or any agreement, instrument or other document executed or delivered in connection with the Guaranteed Obligations for any reason whatsoever;

(B)	any performance or nonperformance of any of the agreements or covenants of the Transaction Documents or any extension of the time for performance of, or the waiver of compliance with, any of the Guaranteed Obligations at any time or from time to time;

(C)	any acceleration of the maturity of any of the Guaranteed Obligations;

(D)	any renewal, extension, increase, amendment or other modification of any of the Guaranteed Obligations in any respect, any waiver, forbearance, indulgence or compromise of any right under the Loan and Servicing Agreement or any other Transaction Document or any assignment, transfer or other disposition of all or part of the Secured Parties’ interests under the Transaction Documents;

(E)	the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations, up to the Guaranteed Obligations Maximum Amount;

(F)	any full or partial release of a Loan Party any other guarantor of the Guaranteed Obligations or any release, exchange or other disposition, in whole or in part, of any security for any of the Guaranteed Obligations;

(G)	any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations being unperfected;

(H)	any failure or delay of the Secured Parties to exercise any of their rights or remedies under the Transaction Documents or Applicable Law or with respect to any other guarantee of, or security for, any of the Guaranteed Obligations;

(I)	any Insolvency Proceeding of a Loan Party, the Guarantor or any other guarantor of the Guaranteed Obligations;

(J)	any dissolution of a Loan Party, the Guarantor or any other guarantor of the Guaranteed Obligations, any sale, lease, transfer or other disposition of any or all of such Person’s assets or any reorganization, merger or consolidation of any such Person;

(K)	any failure of the Secured Parties to notify the Guarantor of any of the foregoing; or

(L)	any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

3.2            Waivers. The Guarantor hereby waives, to the extent permitted by Applicable Law:

(A)	diligence, presentment, demand of payment, notice of dishonor and protest;

(B)	all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses, other than satisfaction of the Guaranteed Obligations, that are or may become available to such Guarantor or other surety by reason of Applicable Law;

(C)	any rights or defenses, other than satisfaction of the Guaranteed Obligations, the Guarantor or other surety may have in respect of its obligations as a guarantor or other surety by reason of any election of remedies by the Secured Parties; and

(D)	any common law, equitable, statutory or other rights (including rights to notice), other than satisfaction of the Guaranteed Obligations, that the Guarantor might otherwise have as a result of or in connection with any of the circumstances described in Section 3.1.

3.3            Subrogation. So long as this Guaranty is in effect, the Guarantor shall not exercise any right or remedy arising by reason of its performance of its guarantee, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against a Loan Party or any other guarantor of the Guaranteed Obligations or any security therefor.

SECTION 4.            REPRESENTATIONS:

4.1            Representations of the Guarantor. The Guarantor hereby agrees:

(A)	that it has received a copy of the Loan and Servicing Agreement; and

(B)	to be subject to the representations set forth in the Loan and Servicing Agreement as if the Guarantor were a Loan Party, and as if each such representation was set forth herein, mutatis mutandis, and made by the Guarantor directly as of the date hereof and each other applicable time each such representation is deemed made as set forth in the Loan and Servicing Agreement.

SECTION 5.      COVENANTS:

5.1            Covenants of the Guarantor. The Guarantor hereby agrees to be subject to the covenants set forth in the Loan and Servicing Agreement as if the Guarantor were a Loan Party, and as if each such covenant was set forth herein, mutatis mutandis, and made by the Guarantor directly and, solely with respect to itself, covenants and agrees that, from and after the date of this Guaranty Agreement:

(A)	Payment By Guarantor. If any part of the Guaranteed Obligations are not paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor shall, immediately upon demand by the Majority Lenders (or by the Administrative Agent on behalf of the Secured Parties, at the direction of the Majority Lenders) and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations, up to the Guaranteed Obligations Maximum Amount, to the Secured Parties at the Secured Parties’ address as set forth in the Loan and Servicing Agreement. Such demand(s) may be made at any time coincident with or after the time for payment of any of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations, in each case up to the Guaranteed Obligations Maximum Amount. Such demand is deemed made, given and received in accordance with the notice provisions hereof.

(B)	Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations, up to the Guaranteed Obligations Maximum Amount, and the Guarantor’s obligations hereunder are not reduced, discharged or released because or by reason of any existing or future offset, claim or defense of a Loan Party or any other Person against a Secured Party or against payment of the Guaranteed Obligations (other than payment or performance in full), up to the Guaranteed Obligations Maximum Amount, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

(C)	Acceleration of Obligations. As between the Guarantor and the Secured Parties, the Borrower’s obligations under the Transaction Documents may be declared to be due and payable (and are deemed to have become automatically due and payable in the circumstances provided in the Loan and Servicing Agreement) while an Event of Default has occurred and is continuing for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against a Loan Party and in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether due and payable by the Loan Parties) immediately become due and payable, on a joint and several basis, by the Guarantor for purposes of this Guaranty.

(D)	Set-Off. If an Event of Default has occurred and is continuing, the Secured Parties are authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations, up to the Guaranteed Obligations Maximum Amount, irrespective of whether or not the Secured Parties have made any demand under this Guaranty. Each Secured Party shall notify the Guarantor promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 6.        MISCELLANEOUS:

6.1            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Service of Process. Section 11.06 and Section 11.10 of the Loan and Servicing Agreement shall be incorporated herein by reference, mutatis mutandis.

6.2            Expenses. Section 11.07 of the Loan and Servicing Agreement shall be incorporated herein by reference, mutatis mutandis, and each reference to the Borrower shall be deemed to be a reference to the Guarantor.

6.3            Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Guaranty; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

6.4            Integration. This Guaranty constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.5            Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each Party hereto, at its address set forth in Schedule IV to the Loan and Servicing Agreement or at such other address as shall be designated by such Party in a written notice to the other Parties hereto.

Any Party may change its address, telephone, email or facsimile number for notices and other communications hereunder by notice to the other Party.

6.6            Amendments. Neither this Guaranty nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Administrative Agent (at the direction of the Majority Lenders).

6.7            No Implied Waivers. No failure to exercise and no delay in exercising any right or remedy under this Guaranty operates as a waiver thereof. No single or partial exercise of any right or remedy under this Guaranty, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy. No waiver or consent under this Guaranty is applicable to any events, acts or circumstances except those specifically covered thereby.

6.8            Successors and Assigns. This Guaranty is binding upon, and inures to the benefit of, the Parties hereto and their respective successors and permitted assigns. The Guarantor may not assign or transfer any of its interests or rights, or delegate its duties or obligations, under this Guaranty, in whole or in part, without the prior written consent of the Majority Lenders. The Lenders may assign or transfer any of their respective interests, rights or remedies, and delegate its duties or obligations, under this Guaranty in connection with an assignment or transfer of its interests under the Loan and Servicing Agreement. Nothing in this Guaranty, expressed or implied, may be construed to confer upon any Person (other than the Parties hereto, their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or by reason of this Guaranty.

6.9            Termination. This Guaranty continues in effect (notwithstanding the fact that from time to time there may be no Guaranteed Obligations outstanding) until the earlier of (i) the Facility Termination Date and (ii) payment in full of the Guaranteed Obligations Maximum Amount.

6.10            Counterparts. This Guaranty may be executed in counterparts (and by different Parties hereto in different counterparts), each of which constitutes an original, but all of which when taken together constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by electronic transmission is as effective as delivery of a manually executed counterpart of this Guaranty.

(Signature page(s) follow)

The Guarantor has executed and delivered this Guaranty as of the date first above written.

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:	/s/Brian Gold
Name: Brian Gold
Title: Chief Financial Officer

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	Computershare Trust Company, N.A., as agent

By:	/s/Linda Lopez
Name: Linda Lopez
Title: Vice President